As filed with the Securities and Exchange Commission on July 16, 2010

File No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

ULURU Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	41-2118656
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of Principal Executive Offices) (Zip Code)
____________________________________

ULURU INC. 2006 EQUITY INCENTIVE PLAN
(Full Title of the Plan)
____________________________________

Terrance K. Wallberg
Chief Financial Officer
ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(Name and Address of Agent For Service)

(214) 905-5145
Telephone Number, Including Area Code, of Agent for Service
____________________________________

Copies to:

John J. Concannon III, Esq.
Bingham McCutchen LLP
One Federal Street
Boston, MA 02110-1726
(617) 951-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.001 par value	3,000,000	$0.115(1)	$345,000	$25

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of ULURU’s Common Stock, $0.001 par value per share (the “Common Stock”), reported on the New York Stock Exchange Amex on July 13, 2010.  It is not known how many of these shares will be purchased or at what price.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-141576) previously filed by ULURU on March 26, 2007, which registers 2,000,000 shares of Common Stock, to the Registration Statement on Form S-8 (File No. 333-143373) previously filed by ULURU on May 30, 2007, which registers 4,000,000 shares of Common Stock, and to the Registration Statement on Form S-8 (File No. 333-164560) previously filed by ULURU on January 28, 2010, which registers 3,000,000 shares of Common Stock.  An aggregate filing fee for such prior Registration Statements, in the amounts of $307.00, $581.00, and $44.00 respectively, were previously paid with respect to such shares.

__________________________________________________________________________________

EXPLANATORY NOTE

On March 26, 2007, Uluru Inc. (“ULURU”), filed a Registration Statement on Form S-8 (File No. 333-141576) (referred to in this document as, the “First Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 2,000,000 shares of Common Stock issuable by ULURU under ULURU’s 2006 Equity Incentive Plan (the “Plan”).  ULURU’s stockholders approved an amendment to the Plan at the 2007 annual meeting of stockholders on May 8, 2007 in order to increase the authorized number of shares issuable under the Plan from 2,000,000 shares to 6,000,000 shares (the “First Amendment”).  At the 2009 annual meeting of stockholders on December 17, 2009, ULURU’s stockholders approved an amendment to the Plan increasing the authorized number of shares issuable under the Plan from 6,000,000 shares to 9,000,000 shares (the “Second Amendment”).  At the 2010 annual meeting of stockholders on June 15, 2010, ULURU’s stockholders approved an amendment to the Plan increasing the authorized number of shares issuable under the Plan from 9,000,000 shares to 12,000,000 shares.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 3,000,000 shares of Common Stock subject to issuance upon the granting of equity awards under the Plan at any time or from time to time after the date hereof under such Plan.  Pursuant to General Instruction E to Form S-8, ULURU hereby incorporates herein by reference the contents of the First Registration Statement as amended by the First Amendment and by the Second Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

ULURU Inc. (“ULURU”) incorporates by reference the documents listed below and any future filings ULURU will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

▪	Annual Report on Form 10-K for the year ended December 31, 2009;

▪	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

▪	all other reports filed by ULURU pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2009; and

▪
the description of ULURU’s common stock, par value $0.001 per share, contained in ULURU’s Registration Statement on Form SB-2 filed with the SEC under Section 12 of the Exchange Act on December 15, 2006, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

ULURU Inc.
Attn: Investor Relations
4452 Beltway Drive
Addison, Texas  75001
(214) 905-5145

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number		Description of Document

4.1		ULURU Inc. 2006 Equity Incentive Plan (1)
4.2		Form of ULURU Inc. 2006 Equity Incentive Plan Incentive Stock Option Agreement (1)
4.3		Form of ULURU Inc. 2006 Equity Incentive Plan Nonstatutory Stock Option Agreement (1)
4.4		Form of ULURU Inc. 2006 Equity Incentive Plan Restricted Stock Grant Agreement (1)
4.5		First Amendment to ULURU Inc. 2006 Equity Incentive Plan (2)
4.6		Second Amendment to ULURU Inc. 2006 Equity Incentive Plan (3)
4.7	**	Third Amendment to ULURU Inc. 2006 Equity Incentive Plan
5.1	**	Opinion of Parr Brown Gee & Loveless, PC
23.1	**	Consent of Lane Gorman Trubitt, L.L.P.
23.2	**	Consent of Parr Brown Gee & Loveless, PC (included in Exhibit 5.1)
24	**	Power of Attorney (included on the signature page of this Registration Statement)

----------------------
	(1)	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on March 26, 2007.
	(2)	Incorporated by reference to the Company’s Form S-8 filed on May 30, 2007.
	(3)	Incorporated by reference to the Company’s Form S-8 filed on January 28, 2010.

	**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Addison, State of Texas, on this 16th day of July, 2010.

ULURU Inc.

Date: July 16, 2010	By:	/s/ Kerry P. Gray
Kerry P. Gray, Chief Executive Officer
Principal Executive Officer

Date: July 16, 2010	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg, Chief Financial Officer
Principal Accounting Officer

POWER OF ATTORNEY

We, the undersigned directors of ULURU Inc., hereby severally constitute and appoint Kerry P. Gray and Terrance K. Wallberg, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent Registration Statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of ULURU and in the capacities and on the dates indicated.

Date	Signature	Title

Date: July 16, 2010	/s/ William W. Crouse
	William W. Crouse	Director

Date: July 16, 2010	/s/ Jeffrey B. Davis
	Jeffrey B. Davis	Director

Date: July 16, 2010	/s/ Jeffrey A. Stone
	Jeffrey A. Stone	Director

EXHIBIT INDEX

Exhibit Number		Description of Document

4.1		ULURU Inc. 2006 Equity Incentive Plan (1)
4.2		Form of ULURU Inc. 2006 Equity Incentive Plan Incentive Stock Option Agreement (1)
4.3		Form of ULURU Inc. 2006 Equity Incentive Plan Nonstatutory Stock Option Agreement (1)
4.4		Form of ULURU Inc. 2006 Equity Incentive Plan Restricted Stock Grant Agreement (1)
4.5		First Amendment to ULURU Inc. 2006 Equity Incentive Plan (2)
4.6		Second Amendment to ULURU Inc. 2006 Equity Incentive Plan (3)
4.7	**	Third Amendment to ULURU Inc. 2006 Equity Incentive Plan
5.1	**	Opinion of Parr Brown Gee & Loveless, PC
23.1	**	Consent of Lane Gorman Trubitt, L.L.P.
23.2	**	Consent of Parr Brown Gee & Loveless, PC (included in Exhibit 5.1)
24	**	Power of Attorney (included on the signature page of this Registration Statement)

----------------------
	(1)	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on March 26, 2007.
	(2)	Incorporated by reference to the Company’s Form S-8 filed on May 30, 2007.
	(3)	Incorporated by reference to the Company’s Form S-8 filed on January 28, 2010.

	**	Filed herewith.